                                                                    Exhibit 10.2

                          PLEDGE AND SECURITY AGREEMENT



                          DATED AS OF SEPTEMBER 5, 2002


                                     BETWEEN


                        EACH OF THE GRANTORS PARTY HERETO

                                       AND


                       GOLDMAN SACHS CREDIT PARTNERS L.P.,

                               AS COLLATERAL AGENT
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                                TABLE OF CONTENTS

                                                                                                                            PAGE
SECTION 1. DEFINITIONS...............................................................................................         1
    1.1 GENERAL DEFINITIONS..........................................................................................         1
    1.2 DEFINITIONS; INTERPRETATION..................................................................................         8
SECTION 2. GRANT OF SECURITY.........................................................................................         8
    2.1 GRANT OF SECURITY............................................................................................         8
    2.2 CERTAIN LIMITED EXCLUSIONS...................................................................................         9
SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE..........................................................         9
    3.1 SECURITY FOR OBLIGATIONS.....................................................................................         9
    3.2 CONTINUING LIABILITY UNDER COLLATERAL........................................................................         9
SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS..............................................................        10
    4.1 GENERALLY....................................................................................................        10
    4.2 EQUIPMENT AND INVENTORY......................................................................................        13
    4.3 RECEIVABLES..................................................................................................        14
    4.4 INVESTMENT RELATED PROPERTY..................................................................................        16
    4.5 MATERIAL CONTRACTS...........................................................................................        21
    4.6 LETTER OF CREDIT RIGHTS......................................................................................        23
    4.7 INTELLECTUAL PROPERTY........................................................................................        23
    4.8 COMMERCIAL TORT CLAIMS.......................................................................................        27
SECTION 5. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS ..................................        27
    5.1 ACCESS; RIGHT OF INSPECTION..................................................................................        27
    5.2 FURTHER ASSURANCES...........................................................................................        27
    5.3 ADDITIONAL GRANTORS..........................................................................................        28
SECTION 6. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT...............................................................        28
    6.1 POWER OF ATTORNEY............................................................................................        28
    6.2 NO DUTY ON THE PART OF COLLATERAL AGENT OR SECURED PARTIES...................................................        29
SECTION 7. REMEDIES..................................................................................................        29
    7.1 GENERALLY....................................................................................................        29
    7.2 APPLICATION OF PROCEEDS......................................................................................        31
    7.3 SALES ON CREDIT..............................................................................................        31
    7.4 DEPOSIT ACCOUNTS.............................................................................................        31
    7.5 INVESTMENT RELATED PROPERTY..................................................................................        31
    7.6 INTELLECTUAL PROPERTY........................................................................................        32
    7.7 CASH PROCEEDS................................................................................................        34
SECTION 8. COLLATERAL AGENT..........................................................................................        34
SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS...........................................................        34
SECTION 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM...........................................................        35
SECTION 11. MISCELLANEOUS............................................................................................        35

SCHEDULE 4.1 -- GENERAL INFORMATION

SCHEDULE 4.2  -- LOCATION OF EQUIPMENT AND INVENTORY

SCHEDULE 4.4 -- INVESTMENT RELATED PROPERTY

SCHEDULE 4.5 -- MATERIAL CONTRACTS

                                       ii
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SCHEDULE 4.6 -- DESCRIPTION OF LETTERS OF CREDIT

SCHEDULE 4.7 -- INTELLECTUAL PROPERTY

SCHEDULE 4.8 -- COMMERCIAL TORT CLAIMS

EXHIBIT A -- PLEDGE SUPPLEMENT

EXHIBIT B -- UNCERTIFICATED SECURITIES CONTROL AGREEMENT

EXHIBIT C -- SECURITIES ACCOUNT CONTROL AGREEMENT

EXHIBIT D -- DEPOSIT ACCOUNT CONTROL AGREEMENT

EXHIBIT E -- PERSONAL PROPERTY SECURITY INTEREST OPINION


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                     This PLEDGE AND SECURITY AGREEMENT, dated as of September
5, 2002 (this "AGREEMENT"), between EACH OF THE UNDERSIGNED, whether as an original signatory hereto or as an Additional Grantor (each, a "GRANTOR"), and GOLDMAN SACHS CREDIT PARTNERS L.P., as Collateral Agent for Secured Parties (in such capacity, "COLLATERAL AGENT").

                                    RECITALS:

           WHEREAS, reference is made to that certain Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), by and among KROLL INC. ("COMPANY"), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the lenders party thereto from time to time (the "LENDERS"), GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Lead Arranger, Sole Book Runner, Syndication Agent, Administrative Agent, and Collateral Agent, BEAR STEARNS CORPORATE LENDING INC., as Co-Documentation Agent, and CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH, as Co-Documentation Agent;

           WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Grantors may enter into one or more Hedge Agreements with one or more Lender Counterparties;

           WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement and the Hedge Agreements, respectively, each Grantor has agreed to secure such Grantor's Obligations under the Credit Documents and the Hedge Agreements as set forth herein; and

           NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and Collateral Agent agree as follows:



SECTION 1. DEFINITIONS.

    1.1 GENERAL DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

        "ACCOUNT DEBTOR" means each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

        "ACCOUNTS" means all "accounts" as defined in Article 9 of the UCC.

        "AGREEMENT" as defined in the preamble hereto.

        "ADDITIONAL GRANTOR" as defined in Section 5.3.

        "ASSIGNED IP" as defined in Section 4.7 (a)(iii).

        "ASSIGNED AGREEMENTS" means all agreements and contracts to which such Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, including, without limitation, each Material Contract, as each such agreement may be amended, supplemented or otherwise modified from time to time.
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        "BANKRUPTCY CODE" means Title 11 of the United States Code entitled
"Bankruptcy," as now and hereafter in effect, or any successor statute.

        "CASH PROCEEDS" as defined in Section 7.7.

        "CHATTEL PAPER" means all "chattel paper" as defined in Article 9 of the UCC, including, without limitation, "electronic chattel paper" or "tangible chattel paper," as each term is defined in Article 9 of the UCC.

        "COLLATERAL" as defined in Section 2.1.

        "COLLATERAL AGENT" as defined in the preamble hereto.

        "COLLATERAL RECORDS" means books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary in the collection thereof or realization thereupon.

        "COLLATERAL SUPPORT" means all property (real, to the extent set forth in the Credit Agreement, or personal) assigned, hypothecated or otherwise securing any Collateral and includes any security agreement or other agreement granting a lien or security interest in such real or personal property.

        "COMMERCIAL TORT CLAIMS" means all "commercial tort claims" as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule 4.8 (as such schedule may be amended or supplemented from time to time).

        "COMMODITIES ACCOUNTS" (i) means all "commodity accounts" as defined in
Article 9 of the UCC and (ii) includes, without limitation, all of the accounts listed on Schedule 4.4 under the heading "Commodities Accounts" (as such schedule may be amended or supplemented from time to time).

        "COMPANY" as defined in the recitals hereto.

        "CONTROLLED FOREIGN CORPORATION" means "controlled foreign corporation" as defined in the Tax Code.

        "COPYRIGHT LICENSES" means any and all agreements providing for the granting of any right in or to Copyrights (whether the applicable Grantor is licensee or licensor thereunder), including, without limitation, each agreement referred to in Section B of Schedule 4.7 (as such schedule may be amended or supplemented from time to time).

        "COPYRIGHTS" means all United States and foreign copyrights, all mask works fixed in semi-conductor chip products (as defined under 17 U.S.C. Section 901 of the U.S. Copyright Act), whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications therefor including, without limitation, the registrations and applications referred to in Section A of Schedule 4.7 (as such schedule may be amended or supplemented from time to time), all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past, present and future infringements


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of any of the foregoing, and all proceeds of the foregoing, including, without limitation, royalties, income, payments, claims, damages and proceeds of suit.

        "CREDIT AGREEMENT" as defined in the recitals hereto.

        "DOCUMENTS" means all "documents" as defined in Article 9 of the UCC.

        "DEPOSIT ACCOUNTS" (i) means all "deposit accounts" as defined in
Article 9 of the UCC and (ii) includes, without limitation, all of the accounts listed on Schedule 4.4 under the heading "Deposit Accounts" (as such schedule may be amended or supplemented from time to time).

        "EQUIPMENT" means: (i) all "equipment" as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

        "EXCLUDED SUBSIDIARY INTERESTS" as defined in Section 2.2.

        "GENERAL INTANGIBLES" (i) means all "general intangibles" as defined in
Article 9 of the UCC, including "payment intangibles" also as defined in Article 9 of the UCC, and (ii) includes, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

        "GOODS" (i) means all "goods" as defined in Article 9 of the UCC and
(ii) includes, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

        "GRANTOR" as defined in the preamble hereto.

        "INSTRUMENTS" means all "instruments" as defined in Article 9 of the UCC.

        "INSURANCE" means: (i) all insurance policies covering any or all of the Collateral (regardless of whether Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

        "INTELLECTUAL PROPERTY" means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses.

        "INVENTORY" means: (i) all "inventory" as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor's business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods


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which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

        "INVESTMENT ACCOUNTS" means the Securities Accounts, Commodities Accounts and Deposit Accounts.

        "INVESTMENT RELATED PROPERTY" means: (i) all "investment property" (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

        "LENDERS" as defined in the recitals hereto.

        "LETTER OF CREDIT RIGHT" means "letter-of-credit right" as defined in
Article 9 of the UCC.

        "LIEN" means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Pledged Equity Interests, any purchase option, call or similar right of a third party with respect to such Pledged Equity Interests.

        "MONEY" means "money" as defined in the UCC.

        "NON-ASSIGNABLE CONTRACT" means any agreement, contract or license to which any Grantor is a party that by its terms purports to restrict or prevent the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Sections 9-406 through 409 of the UCC).

        "OWNED IP" as defined in Section 4.7 (a)(iii).

        "PATENT LICENSES" means all agreements providing for the granting of any right in, to or under Patents (whether the applicable Grantor is licensee or licensor thereunder), including, without limitation, each agreement referred to in Section D of Schedule 4.7 (as such schedule may be amended or supplemented from time to time).

        "PATENTS" means all United States and foreign patents and applications for letters patent throughout the world, including, but not limited to, each patent and patent application referred to in Section C of Schedule 4.7 (as such schedule may be amended or supplemented from time to time), all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights corresponding thereto throughout the world and all proceeds of the foregoing, including, without limitation, royalties, income, payments, claims, damages and proceeds of suit and the right to sue for past, present and future infringements of any of the foregoing.

        "PERMITTED SALE" means those sales, transfers, assignments or other dispositions permitted by the Credit Agreement.

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        "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governmental authorities.

        "PLEDGED DEBT" means all Indebtedness owed to a Grantor, including, without limitation, all Indebtedness of such Grantor described on Schedule 4.4 under the heading "Pledged Debt" (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

        "PLEDGED EQUITY INTERESTS" means all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

        "PLEDGED LLC INTERESTS" means all interests owned by a Grantor in any limited liability company including, without limitation, all limited liability company interests owned by such Grantor listed on Schedule 4.4 under the heading "Pledged LLC Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest, and all dividends, distributions, cash, rights, Securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests; provided that Pledged LLC Interests shall not include Excluded Subsidiary Interests or interests in Immaterial Subsidiaries.

        "PLEDGED PARTNERSHIP INTERESTS" means all interests owned by a Grantor in any general partnership, limited partnership, limited liability partnership or other partnership, including, without limitation, all partnership interests owned by such Grantor listed on Schedule 4.4 under the heading "Pledged Partnership Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest, and all dividends, distributions, cash, rights, Securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests; provided that Pledged Partnership Interests shall not include Excluded Subsidiary Interests or interests in Immaterial Subsidiaries.

        "PLEDGED TRUST INTERESTS" means all interests owned by a Grantor in a Delaware business trust or other trust, including, without limitation, all trust interests owned by such Grantor listed on Schedule 4.4 under the heading "Pledged Trust Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest, and all dividends, distributions, cash, rights, Securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests; provided that Pledged Trust Interests shall not include Excluded Subsidiary Interests or interests in Immaterial Subsidiaries.

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        "PLEDGED STOCK" means all shares of Capital Stock owned by a Grantor, including, without limitation, all shares of Capital Stock owned by such Grantor described on Schedule 4.4 under the heading "Pledged Stock" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, rights, Securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; provided that Pledged Stock Interests shall not include Excluded Subsidiary Interests or interests in Immaterial Subsidiaries.

        "PLEDGE SUPPLEMENT" means any supplement to this Agreement in substantially the form of Exhibit A.

        "PROCEEDS" means: (i) all "proceeds" as defined in Article 9 of the UCC,
(ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

        "RECEIVABLES" means all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation, all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of a Grantor's rights, if any, in any Goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

        "RECEIVABLES RECORDS" means (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of a Grantor or any computer bureau or agent from time to time acting for such Grantor, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties and certificates, acknowledgments or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

        "RECORD" as defined in Article 9 of the UCC.

        "SECURED OBLIGATIONS" as defined in Section 3.1.

        "SECURED PARTIES" means the Lenders and the Lender Counterparties and includes, without limitation, all former Lenders and Lender Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Lenders or Lender Counterparties and such Obligations have not been paid or satisfied in full.

        "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or



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arrangement, options, warrants, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

        "SECURITIES ENTITLEMENTS" means any "security entitlement" as defined in
Article 8 of the UCC.

        "SECURITIES ACCOUNTS" (i) means all "securities accounts" as defined in
Article 8 of the UCC and (ii) includes, without limitation, all of the accounts listed on Schedule 4.4 under the heading "Securities Accounts" (as such schedule may be amended or supplemented from time to time).

        "SCHEDULED IP" as defined in Section 4.7 (a)(iii).

        "SUPPORTING OBLIGATIONS" means all "supporting obligations" as defined in Article 9 of the UCC.

        "TAX CODE" means the United States Internal Revenue Code of 1986, as amended from time to time.

        "TRADEMARK LICENSES" means any and all agreements providing for the granting of any right in, to or under Trademarks (whether the applicable Grantor is licensee or licensor thereunder), including, without limitation, each agreement referred to in Section F of Schedule 4.7 (as such schedule may be amended or supplemented from time to time).

        "TRADEMARKS" means all United States, state and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing, including, but not limited, to the registrations and applications referred to in Section E of Schedule 4.7 (as such schedule may be amended or supplemented from time to time), all extensions or renewals of any of the foregoing, all of the goodwill of the business connected with the use of and symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including, without limitation, royalties, income, payments, claims, damages and proceeds of suit.

        "TRADE SECRET LICENSES" means any and all agreements providing for the granting of any right in, to or under Trade Secrets (whether the applicable Grantor is licensee or licensor thereunder), including, without limitation, each agreement referred to in Section G of Schedule 4.7 (as such schedule may be amended or supplemented from time to time).

        "TRADE SECRETS" means all trade secrets and all other confidential or proprietary information and know-how now or hereafter owned or used in the business of a Grantor (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, the right to sue for past, present and future infringement of any Trade Secret and all proceeds of the foregoing, including, without limitation, royalties, income, payments, claims, damages and proceeds of suit.

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         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

         "UNITED STATES" means the United States of America.

     1.2 DEFINITIONS; INTERPRETATION. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC. References to "Sections," "Exhibits" and "Schedules" shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.



SECTION 2. GRANT OF SECURITY.

     2.1 GRANT OF SECURITY. Each Grantor hereby grants to Collateral Agent a security interest and continuing lien on all of such Grantor's right, title and interest in, to and under all personal property of such Grantor including, but not limited to, the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the "COLLATERAL"):

        (a) Accounts;

                     (b)       Chattel Paper;

                     (c)       Documents;

                     (d)       General Intangibles;

                     (e)       Goods;

                     (f)       Instruments;

                     (g)       Insurance;

                     (h)       Intellectual Property;

                     (i)       Investment Related Property;

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                     (j)       Letter of Credit Rights;

                     (k)       Money;

                     (l)       Receivables and Receivables Records;

                     (m)       Commercial Tort Claims;

                     (n) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

                     (o) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

           2.2 CERTAIN LIMITED EXCLUSIONS Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 2.1 attach to (a) any Non-Assignable Contract, lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in clause (i) or (ii) above; or (b) any of the outstanding Capital Stock of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of Capital Stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Tax Code to allow the pledge of a greater percentage of the voting power of Capital Stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of Capital Stock of each Controlled Foreign Corporation; provided further that any such Capital Stock to the extent excluded by this sub-clause (b) shall be defined herein as "EXCLUDED SUBSIDIARY INTERESTS".



SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

      3.1 SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, (and any successor provision thereof)), of all Obligations with respect to every Grantor (the "SECURED OBLIGATIONS").

      3.2 CONTINUING LIABILITY UNDER COLLATERAL. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to Collateral Agent or any Secured Party; (ii) each Grantor shall remain liable under each of the agreements included in the

Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and neither Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto, nor shall Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests; and (iii) the exercise by Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.



SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS.

      4.1 GENERALLY.

          (a) Representations and Warranties. Each Grantor hereby represents and warrants that:

                               (i) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral (except to the extent otherwise permitted by the Credit Agreement), in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, Liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, other than Permitted Liens;

                               (ii) it has indicated on Section A of Schedule
           4.1 (as such schedule may be amended or supplemented from time to time): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) its organizational identification number and (z) the jurisdiction where the chief executive office or its sole place of business is, and for the one-year period preceding the date hereof has been, located;

                               (iii) the full legal name of such Grantor is as set forth on Section A of Schedule 4.1 and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Section B of Schedule 4.1 (as such schedule may be amended or supplemented from time to time);

                               (iv) except as provided on Section C of Schedule 4.1, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

                               (v) it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated; other than the agreements identified on Section D of Schedule 4.1 (as such schedule may be amended or supplemented from time to time);

                               (vi) with respect to each agreement identified on Section D of Schedule 4.1, it has indicated on Sections A and B of
           Schedule 4.1 the information required pursuant to Section 4.1(a)(ii),
           (iii) and (iv) with respect to the debtor under each such agreement;

                               (vii) upon (A) the filing of all UCC financing statements naming each Grantor as "debtor" and Collateral Agent as "secured party" and describing the Collateral in the filing offices set forth opposite such Grantor's name on Section E of Schedule 4.1 (as such schedule may be amended or supplemented from time to time) and other filings delivered by each Grantor; (B) the execution of a control agreement in the form of Exhibits B, C or D hereto with respect to any uncertificated security, Securities Account or Deposit Account, respectively; (C) the consent of Issuing Bank with respect to Letter of Credit Rights; (D) the United States Copyright Office filings set forth opposite such Grantor's name on Section F of
           Schedule 4.1; and (E) the United States Patent and Trademark Office filings set forth opposite such Grantor's name on Section G of
           Schedule 4.1, the security interests granted to Collateral Agent hereunder constitute valid and perfected First Priority Liens (subject in the case of priority only to Permitted Liens and to the rights of the United States government (including any agency or department thereof) with respect to United States government Receivables) on all of the Collateral;

                               (viii) all actions and consents, including all filings, notices, registrations and recordings necessary for the exercise by Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;

                               (ix) other than the financing statements filed in favor of Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to Collateral Agent for filing and (y) financing statements filed in connection with Permitted Liens;

                               (x) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (vii) above and (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities;

                               (xi) all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular type of Collateral) is accurate and complete in all material respects;

                               (xii) none of the Collateral constitutes, or is the Proceeds of, "farm products" (as defined in the UCC);

                               (xiii) it does not own any "as extracted collateral" (as defined in the UCC) or any timber to be cut;

                               (xiv) except as described on Section D of
           Schedule 4.1, such Grantor is not bound as a debtor, either by contract or by operation of law, by a security agreement previously entered into by another Person; and

                               (xv) such Grantor has been duly organized as an entity of the type set forth opposite such Grantor's name on Section A of Schedule 4.1 solely under the laws of the jurisdiction as set forth opposite such Grantor's name on Section A of Schedule 4.1 and remains duly existing as such. Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.

                     (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

                               (i) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

                               (ii) it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral, where such use or violation could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                               (iii) it shall not change such Grantor's name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), sole place of business, chief executive office, type of organization or jurisdiction of organization unless it shall have (a) notified Collateral Agent in writing, by executing and delivering to Collateral Agent a completed Pledge Supplement, together with all Supplements to Schedules attached thereto, at least thirty (30) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business, chief executive office or jurisdiction of organization and providing such other information in connection therewith as Collateral Agent may reasonably request and (b) taken all actions necessary to maintain the continuous validity, perfection and the same priority of Collateral Agent's security interest in the Collateral intended to be granted and agreed to hereby;

                               (iv) if Collateral Agent or any Secured Party gives value to enable Grantor to acquire rights in or the use of any Collateral, it shall use such value for such purposes and such Grantor further agrees that repayment of any Obligation shall apply on a "first-in, first-out" basis so that the portion of the value used to acquire rights in any Collateral shall be paid in the chronological order such Grantor acquired rights therein;

                               (v) it shall pay when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided, such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment;

                               (vi) upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify Collateral Agent in writing of any event that may reasonably be expected to materially adversely affect the value of the Collateral or any material portion thereof, the ability of any Grantor or Collateral Agent to dispose of the Collateral or any material portion thereof or the rights and remedies of Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any material portion thereof;

                               (vii) it shall not take or permit any action not otherwise permitted by the Credit Documents which could reasonably be expected to impair Collateral Agent's rights in the Collateral; and

                               (viii) it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral, except as Permitted Sales.

           4.2       EQUIPMENT AND INVENTORY.

                     (a) Representations and Warranties. Each Grantor represents and warrants that:

                         (i) all of the Equipment and Inventory included in the Collateral has been kept for the past five (5) years or such shorter period of time as such Grantor has owned such Equipment or Inventory only at the locations specified for any Grantor in Schedule 4.2 (as such schedule may be amended or supplemented from time to time);

                         (ii) any Goods now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance in all material respects with the requirements of the Fair Labor Standards Act, as amended; and

                         (iii) none of the Inventory or Equipment is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or a warehouseman.

                     (b) Covenants and Agreements. Each Grantor covenants and agrees that:

                         (i) it shall keep the Equipment, Inventory and any Documents evidencing any Equipment and Inventory in the locations specified for any Grantor on Schedule 4.2 (as such schedule may be amended or supplemented from time to time) unless it shall have (a) notified Collateral Agent in writing, by executing and delivering to Collateral Agent a completed Pledge Supplement, together with all Supplements to Schedules thereto, at least twenty (20) days prior to any change in locations, identifying such new locations and providing such other information in connection therewith as

            Collateral Agent may reasonably request and (b) taken all actions necessary to maintain the continuous validity, perfection and the same priority of Collateral Agent's security interest in the Collateral intended to be granted and agreed to hereby, or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory;

                         (ii) it shall keep correct and accurate records of the Inventory, as is customarily maintained by it and, in any event, in conformity with GAAP;

                         (iii) it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or Collateral Agent;

                         (iv) if any Equipment or Inventory is in possession or control of any third party (other than for repairs), each Grantor shall join with Collateral Agent in notifying the third party of Collateral Agent's security interest and obtaining an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of Collateral Agent; and

                         (v) with respect to any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the reasonable request of Collateral Agent, (A) provide information with respect to any such Equipment having a book value in excess of $100,000 individually or $1,000,000 in the aggregate, (B) execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (C) deliver to Collateral Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby.

           4.3       RECEIVABLES.

                     (a) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

                               (i) it shall keep and maintain at its own cost and expense satisfactory and complete, in all material respects, records of the Receivables, including, but not limited to, records of all payments received and all credits granted on the Receivables;

                               (ii) it shall mark conspicuously, in form and manner reasonably satisfactory to Collateral Agent, all Chattel Paper and Instruments (other than any delivered to Collateral Agent as provided herein), as well as the Receivables Records, with an appropriate reference to the fact that Collateral Agent has a security interest therein;

                               (iii) it shall perform in all material respects all of its obligations with respect to the Receivables owned by such Grantor;

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
                               (iv) it shall not amend, modify, terminate or waive any provision of any Receivable in any manner which could reasonably be expected to materially adversely affect the value of the Receivables as Collateral. Other than in the ordinary course of business as generally conducted by it on and prior to the date hereof, and except as otherwise provided in subsection (v) below, upon the occurrence and during the continuance of an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable owned by such Grantor, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable owned by such Grantor for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof or (z) allow any credit or discount thereon;

                               (v) except as otherwise provided in this subsection, each Grantor shall continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable, any Supporting Obligation or Collateral Support, in each case, at its own expense and consistent with past practices, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or Collateral Agent may deem necessary. In addition, at any time following the occurrence and during the continuance of an Event of Default, Collateral Agent may: (1) direct the Account Debtors under any Receivables owned by such Grantor to make payment of all amounts due or to become due to such Grantor thereunder directly to Collateral Agent; (2) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Collateral Agent; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Collateral Agent if required, in an account maintained under the sole dominion and control of Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and

                               (vi) it shall use commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable.

                      (b) Delivery and Control of Receivables. With respect to any Receivables of any Grantor in excess of $150,000 individually or $1,000,000 in the aggregate that is evidenced by, or constitutes, Chattel Paper or Instruments, such Grantor shall cause each originally executed copy thereof to be delivered to Collateral Agent (or its agent or designee) appropriately indorsed to Collateral Agent or indorsed in blank (i) with respect to any such Receivables in existence on the date hereof, within ten (10) days of the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. With respect to any Receivables of any Grantor in excess of $150,000 individually or $1,000,000 in the aggregate which would constitute "electronic chattel paper" under Article 9 of the UCC, such Grantor shall take all steps necessary to give Collateral Agent control over such Receivables (within the meaning of Section 9-105 of the UCC) (i) with respect to any such Receivables in existence on the date hereof, within ten (10) days of the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. Any Receivable not otherwise required to be delivered or subjected to the control of Collateral Agent in accordance with this subsection (c) shall be subjected to the control of the applicable Grantor at any time.

            4.4 INVESTMENT RELATED PROPERTY.

                     4.4.1     INVESTMENT RELATED PROPERTY GENERALLY

                      (a) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

                               (i) in the event it acquires rights in any Investment Related Property after the date hereof, it shall deliver to Collateral Agent a completed Pledge Supplement, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of Collateral Agent shall attach to all Investment Related Property immediately upon any Grantor's acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a Supplement to Schedule 4.4 as required hereby;

                               (ii) except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any Securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then
           (a) such dividends, interest or distributions and Securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall immediately take all steps, if any, necessary to ensure the validity, perfection, priority and, if applicable, control of Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to Collateral Agent) and, pending any such action, such Grantor shall be deemed to hold such dividends, interest, distributions, Securities or other property in trust for the benefit of Collateral Agent and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, Collateral Agent authorizes each Grantor to retain all cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all payments of interest; and

                               (iii) each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to Collateral Agent.

                      (b) Delivery and Control. Each Grantor agrees that, with respect to any Investment Related Property in which it currently has rights, it has complied with the provisions of this Section 4.4.1(b) on or before the date hereof and, with respect to any Investment Related

Property hereafter acquired by such Grantor, it shall comply with the provisions of this Section 4.4.1(b) immediately upon acquiring rights therein, in each case in form and substance reasonably satisfactory to Collateral Agent. With respect to any Investment Related Property that is represented by a certificate or that is an Instrument (other than any Investment Related Property credited to a Securities Account), it shall cause such certificate or Instrument to be delivered to Collateral Agent, indorsed in blank by an "effective indorsement" (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a "certificated security" for purposes of the UCC. With respect to any Investment Related Property that is an "uncertificated security" for purposes of the UCC (other than any "uncertificated securities" credited to a Securities Account), it shall cause the issuer of such uncertificated security to either (i) register Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement substantially in the form of Exhibit B hereto.

                      (c) Voting and Distributions. So long as no Event of Default shall have occurred and be continuing:

                          (i) except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or in the Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property, or any part thereof, for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if Collateral Agent shall have notified such Grantor that, in Collateral Agent's reasonable judgment, such action would have a Material Adverse Effect; and provided further, such Grantor shall give Collateral Agent at least five (5) Business Days prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor's consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement, shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this
      Section 4.4.1(c)(i), and no notice of any such voting or consent need be given to Collateral Agent;

                          (ii) Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (i) above; and

                          (iii) upon the occurrence and during the continuance of an Event of Default:

      (1) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

      (2) in order to permit Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (A) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Collateral Agent all proxies, dividend payment orders and other instruments as Collateral Agent may from time to time reasonably request and (B) each Grantor acknowledges that Collateral Agent may utilize the power of attorney set forth in and in accordance with
            Section 6.1.

                     4.4.2     PLEDGED EQUITY INTERESTS

                     (a) Representations and Warranties. Each Grantor hereby represents and warrants that:

                         (i) Section A of Schedule 4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Pledged Stock," "Pledged LLC Interests," "Pledged Partnership Interests" and "Pledged Trust Interests," respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by such Grantor, and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

                         (ii) except as set forth on Section B of Schedule 4.4, it has not acquired any equity interests of another entity or substantially all the assets of another entity within the past five (5) years;

                         (iii) it is the record and beneficial owner of such Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens, and, other than as set forth on
         Schedule 4.4, there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

                         (iv) without limiting the generality of Section 4.4.2(a)(iii), no consent of any Person, including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary, is necessary in connection with the creation, perfection or First Priority status of the security interest of Collateral Agent in any Pledged Equity Interests or the exercise by Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof; and

                         (v) none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that (A) are registered as investment companies, (B) are dealt in or traded on securities exchanges or markets or (C) have opted to be treated as securities under the uniform commercial code of any jurisdiction.

                      (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

                           (i) without the prior written consent of Collateral Agent, it shall not vote to, enable another Person to or take any other action to (a) amend or terminate (other than as permitted by the Credit Agreement) any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents related to such Grantor's Pledged Equity Interests in any way that materially adversely changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of Collateral Agent's security interest, (b) permit any issuer of any Pledged Equity Interest owned by such Grantor to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue Securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (c) other than as permitted under the Credit Agreement, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (d) waive any default under or breach of any terms of organizational documents relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt owned by such Grantor, which default or breach may reasonably be expected to materially adversely affect the Collateral, or (e) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not Securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as Securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (e), such Grantor shall promptly notify Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary to establish Collateral Agent's "control" thereof;

                           (ii) it shall comply, in all material respects, with all of its obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests owned by such Grantor and shall enforce all of its rights with respect to any Investment Related Property owned by such Grantor;

                           (iii) without the prior written consent of Collateral Agent, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under Section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights and (ii), to the extent required by the Credit Agreement, all the outstanding Capital Stock of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, Securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor; provided that if the surviving or resulting Grantor upon any such merger or consolidation involving an issuer which is a Controlled Foreign Corporation, then such Grantor shall only be required to pledge equity interests in accordance with
         Section 2.2; and

                            (iv) each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to Collateral Agent or its nominee following and during the continuance of an Event of Default and to the substitution of Collateral Agent or its

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
          nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

                  4.4.3    PLEDGED DEBT

                  (a) Representations and Warranties. Each Grantor hereby represents and warrants that Schedule 4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the heading "Pledged Debt" all of the Pledged Debt owned by such Grantor and all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default and constitutes all of the issued and outstanding inter-company Indebtedness of such Grantor.

                  (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that it shall notify Collateral Agent of any default under any Pledged Debt owned by such Grantor that has caused, either in any individual case or in the aggregate, a Material Adverse Effect.

                  4.4.4    INVESTMENT ACCOUNTS

                  (a) Representations and Warranties. Each Grantor hereby represents and warrants that:

                           (i) Schedule 4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Securities Accounts" and "Commodities Accounts," respectively, all of the Securities Accounts and Commodities Accounts in which such Grantor has an interest. Such Grantor is the sole entitlement holder of each such Securities Account and Commodities Account attributed to it, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than Collateral Agent pursuant hereto) having "control" (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodities Account or Securities or other property credited thereto;

                           (ii) Schedule 4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Deposit Accounts" all of the Deposit Accounts in which such Grantor has an interest. Such Grantor is the sole account holder of each such Deposit Account attributed to it and such Grantor has not consented to, and is not otherwise aware of, any Person (other than Collateral Agent pursuant hereto) having either sole dominion and control (within the meaning of common law) or "control" (within the meaning of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any Money or other property deposited therein; and

                           (iii) Except as otherwise provided in Section 6.21(b) of the Credit Agreement, such Grantor has taken all actions necessary, including those specified in Section 4.4.4(b), to (a) establish Collateral Agent's "control" (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Property constituting certificated Securities, uncertificated Securities, Securities Accounts, Securities Entitlements or Commodities Accounts (each as defined in the UCC), (b) establish Collateral Agent's "control" (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts and (c) deliver all Instruments in connection therewith to Collateral Agent.

                  (b)      Delivery and Control

                           (i)      Each Grantor agrees that, except as
         otherwise provided in Section 6.21(b) of the Credit Agreement, with respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements in which it has rights, it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement substantially in the form of Exhibit C. Each Grantor agrees that, except as otherwise provided in Section 6.21(b) of the Credit Agreement, with respect to any Investment Related Property in which it has rights that is a "Deposit Account," it shall cause the depositary institution maintaining such account to enter into an agreement substantially in the form of Exhibit D. Except as otherwise provided in Section 6.21(b) of the Credit Agreement, each Grantor shall have entered into such control agreement or agreements with respect to (i) any Securities Accounts, Securities Entitlements or Deposit Accounts that exist on the date hereof, as of or prior to the Credit Date and (ii) any Securities Accounts, Securities Entitlements or Deposit Accounts that are created or acquired after the date hereof, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Deposit Accounts. Upon the cure or waiver of any Event of Default, Collateral Agent shall notify the appropriate depositary institution maintaining such Securities Accounts or Deposit Accounts that such depositary institution shall accept instructions from the appropriate Grantor until such time as such depositary institution receives further instructions from Collateral Agent.

                           (ii) In addition to the foregoing, if any issuer of any Investment Related Property is located in a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary, under the laws of such issuer's jurisdiction to insure the validity, perfection and priority of the security interest of Collateral Agent. Upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent. In addition, Collateral Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

         4.5      MATERIAL CONTRACTS.

                  (a) Representations and Warranties. Each Grantor hereby represents and warrants that:

                           (i) Schedule 4.5 (as such schedule may be amended or supplemented from time to time) sets forth all of the Material Contracts to which such Grantor has rights;

                           (ii) the Material Contracts, true and complete copies (including any amendments or supplements thereof) of which have been furnished to Collateral Agent, have been duly authorized, executed and delivered by all parties thereto, are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their respective terms. There exists no default that could reasonably be expected to cause a Material Adverse Effect under any Material Contract by any party thereto and neither such Grantor nor, to its best knowledge, any other Person party thereto is likely to become in default thereunder, and no Person party thereto has any defenses, counterclaims or right of set-off with respect to any Material Contract; and

                           (iii) except as otherwise set forth on Schedule 4.5, no Material Contract prohibits assignment or requires consent of or notice to any Person in connection with the assignment to Collateral Agent hereunder, except such as has been given or made or is currently sought pursuant to Section 4.5 (b)(vii).

                  (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

                           (i)      after the occurrence and during the
         continuance of an Event of Default, Collateral Agent may, upon written notice to the applicable Grantor, notify, or require such Grantor to notify, the counterparty to make all payments under any Material Contract of such Grantor directly to Collateral Agent;

                           (ii) such Grantor shall deliver promptly to Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any Material Contract;

                           (iii) such Grantor shall deliver promptly to Collateral Agent, and in any event within ten (10) Business Days, after
         (1) any Material Contract of such Grantor is terminated or amended in a manner that is materially adverse to such Grantor or (2) any new Material Contract is entered into by such Grantor, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Collateral Agent (to the extent such delivery is permitted by the terms of any such Material Contract; provided, no prohibition on delivery shall be effective if it were bargained for by such Grantor with the intent of avoiding compliance with this Section 4.5(b)(iii));

                           (iv) it shall perform in all material respects all of its obligations with respect to the Material Contracts of such Grantor;

                           (v) it shall promptly and diligently exercise each material right (except the right of termination) it may have under any Material Contract, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or Collateral Agent may deem necessary;

                           (vi) it shall use commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Material Contract of such Grantor; and

                           (vii) such Grantor shall, within thirty (30) days of the date hereof with respect to any Non-Assignable Contract that is a Material Contract in effect on the date hereof and within thirty (30) days after entering into any Non-Assignable Contract that is a Material Contract after the Closing Date, request in writing the consent of the counterparty or counterparties to such Non-Assignable Contract pursuant to the terms of such Non-Assignable Contract or applicable law to the assignment or granting of a security interest in such Non-Assignable Contract to Collateral Agent and use commercially reasonable efforts to obtain such consent as soon as practicable thereafter.

         4.6      LETTER OF CREDIT RIGHTS.

                  (a) Representations and Warranties. Each Grantor hereby represents and warrants that:

                           (i) all material letters of credit to which such Grantor has rights are listed on Schedule 4.6 (as such schedule may be amended or supplemented from time to time); and

                           (ii) it has obtained the consent of each issuer of any material letter of credit to the assignment of the proceeds of the letter of credit to Collateral Agent.

                  (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that, with respect to any material letter of credit to which such Grantor has rights hereafter arising, it shall obtain the consent of the issuer thereof to the assignment of the proceeds of such letter of credit to Collateral Agent and shall deliver to Collateral Agent a completed Pledge Supplement, together with all Supplements to Schedules thereto.

         4.7      INTELLECTUAL PROPERTY.

                  (a) Representations and Warranties. Except as disclosed in Section H of Schedule 4.7 (as such schedule may be amended or supplemented from time to time), each Grantor hereby represents and warrants that:

                           (i) Schedule 4.7 (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks and Copyrights owned by such Grantor and (ii) all Patent Licenses, Trademark Licenses and Copyright Licenses, in each case material to the business of such Grantor;

                           (ii) it is the sole and exclusive owner of the entire right, title and interest in and to all Intellectual Property owned by it on Schedule 4.7 (as such schedule may be amended or supplemented from time to time) and owns or has the valid right to use all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens and licenses, except for Permitted Liens and the licenses set forth on Sections B, D, F and G of
         Schedule 4.7 (as each may be amended or supplemented from time to time);

                           (iii) all Intellectual Property owned by such Grantor and listed on Schedule 4.7 (the "SCHEDULED IP"), all other Intellectual Property owned by such Grantor necessary to conduct its business (the "OWNED IP") and, to the knowledge of such Grantor, all other Intellectual Property necessary to conduct its business (the "ADDITIONAL IP") is subsisting, valid and enforceable and has not been adjudged invalid or unenforceable, in whole or in part, and such Grantor has performed all acts and has paid all renewal, maintenance and other fees and taxes required to maintain each and every registration and application of Intellectual Property owned by such Grantor in full force and effect;

                           (iv) no holding, decision or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of such Grantor's right to register, or such Grantor's rights to own or use, any Scheduled IP, Owned IP or, to the knowledge of such Grantor, Additional IP, and no such action or proceeding is pending or, to the best of such Grantor's knowledge, threatened;

                           (v) such Grantor is listed as the record owner for all registrations and applications for Copyrights, Patents and Trademarks owned by such Grantor in the applicable United States, state or foreign office or agency, and none of the Trademarks, Patents, Copyrights or Trade Secrets included in the Collateral has been licensed by such Grantor to any Affiliate or third party, except as disclosed in Schedule 4.7 (as such schedule may be amended or supplemented from time to time);

                           (vi) it has been using appropriate statutory notices of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents and appropriate notices of copyright in connection with the publication of Copyrights, in each case material to the business of such Grantor;

                           (vii) it uses adequate standards of quality in the manufacture, distribution and sale of any products sold and in the provision of all services rendered under or in connection with all Trademarks necessary to conduct its business included in the Collateral and has taken all action necessary to insure that all licensees of such Trademarks included in the Collateral owned by such Grantor use such adequate standards of quality;

                           (viii) the conduct of such Grantor's business does not, to such Grantor's knowledge, infringe upon any Trademark, Patent, Copyright, Trade Secret or similar Intellectual Property right owned or controlled by a third party, and no claim has been made in writing to a Grantor that the use of any Intellectual Property owned or used by such Grantor (or any of its respective licensees) violates the asserted rights of any third party;

                           (ix) to such Grantor's knowledge, no third party is infringing upon any Intellectual Property owned by such Grantor;

                           (x) no settlements or consents, covenants not to sue, nonassertion assurances or releases have been entered into by Grantor or to which Grantor is bound that adversely affect Grantor's rights to own or use any Scheduled IP, Owned IP or, to the knowledge of such Grantor, Additional IP;

                           (xi) it has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or agreement of any Scheduled IP, Owned IP or Additional IP that has not been terminated or released;

                           (xii) there is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Scheduled IP, Owned IP or, to the knowledge of such Grantor, Additional IP, other than in favor of Collateral Agent; and

                           (xiii) it is not a party to any agreement pursuant to which it has obtained the exclusive rights to use any third party's Copyrights, except as set forth on Schedule 4.7, and no license of Intellectual Property to which such Grantor is a party is reasonably likely to be construed as an assignment of such licensed Intellectual Property to such Grantor.

                  (b) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

                           (i) it shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of such Grantor may lapse or become abandoned, dedicated to the public or unenforceable, or which would adversely affect the validity, grant or enforceability of the security interest granted herein;

                           (ii) it shall not, with respect to any Trademarks which are material to the business of such Grantor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold, if any, and services rendered under any of such Trademarks at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all reasonable steps necessary to insure that licensees of such Trademarks use such standards of quality;

                           (iii) it shall, within sixty (60) days of the creation or acquisition of any copyrightable work which is material to the business of such Grantor, apply to register the Copyright in the United States Copyright Office, and it shall record its interest in any exclusive license of a Copyright to such Grantor in the United States Copyright Office within sixty (60) days of the execution of such license;

                           (iv) it shall promptly notify Collateral Agent if it knows that any item of the Intellectual Property that is material to the business of such Grantor may become (A) abandoned or dedicated to the public or placed in the public domain, (B) invalid or unenforceable or (C) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing or any court, arbitral tribunal or regulatory agency;

                           (v) it shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing to pursue any application and maintain any registration of each Trademark, Patent and Copyright owned by such Grantor which is now or shall become included in the Intellectual Property (except for those items of Intellectual Property with respect to which such Grantor has determined, in the exercise of its commercially reasonable judgment, are no longer in use or have negligible value), including, but not limited to, those items on Sections A, C and E of Schedule 4.7 (as each may be amended or supplemented from time to time);

                           (vi) in the event that any Intellectual Property owned by or exclusively licensed to any Grantor is infringed, misappropriated, diluted or otherwise violated by a third party, such Grantor shall promptly take all commercially reasonable actions to stop such infringement, misappropriation, dilution or other violation and protect its exclusive rights in such Intellectual Property, including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

                           (vii) it shall promptly (but in no event more than thirty (30) days after any Grantor obtains knowledge thereof) report to Collateral Agent (i) the filing of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee or designee thereof), (ii) the registration of any Intellectual Property by any such office, (iii) the acquisition by such Grantor of any application or registration of any Intellectual Property and (iv) the existence of any agreement granting an Intellectual Property license which is in the nature of an agreement described in Section 4.7(a)(xiii), in each case by executing and delivering to Collateral Agent a completed Pledge Supplement, together with all Supplements to Schedules thereto;

                           (viii) it shall, promptly upon the reasonable request of Collateral Agent, execute and deliver to Collateral Agent any document required to acknowledge, confirm, register, record or perfect Collateral Agent's security interest in any part of the Intellectual Property, whether now owned or hereafter acquired;

                           (ix) except with the prior consent of Collateral Agent or as permitted under the Credit Agreement, such Grantor shall not execute, and there will not be on file in any public office, any financing statement or other document or instruments, except financing statements or other documents or instruments filed or to be filed in favor of Collateral Agent, and such Grantor shall not sell, assign, transfer, license, grant any option or create or suffer to exist any Lien upon or with respect to the Intellectual Property, except for the Lien created by and under this Security Agreement and the other Credit Documents and Permitted Liens, if any;

                           (x)      it shall hereafter use commercially
         reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation hereunder of a security interest in, or the assignment of, such Grantor's rights and interests in any property included within the definitions of any Intellectual Property such Grantor acquires under such contracts;

                           (xi) it shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets, including, without limitation, entering into confidentiality and nondisclosure agreements with employees and other Persons having access to such Trade Secrets and labeling and restricting access to Trade Secrets;

                           (xii) it shall use appropriate statutory notices of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents and appropriate notices of copyright in connection with the publication of Copyrights, in each case material to the business of such Grantor; and

                           (xiii) it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property or any portion thereof. In connection with such collections, Grantor may take (and, at Collateral Agent's reasonable direction, shall take) such action as such Grantor or Collateral Agent may deem reasonably necessary to enforce collection of such amounts. Notwithstanding the foregoing, Collateral Agent shall have the right at any time, to notify, or require such Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

         4.8      COMMERCIAL TORT CLAIMS

                  (a) Representations and Warranties. Each Grantor hereby represents and warrants that Schedule 4.8 (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of such Grantor in excess of $100,000 individually or $1,000,000 in the aggregate; and

                  (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that, with respect to any Commercial Tort Claim in excess of $100,000 individually or $1,000,000 in the aggregate hereafter arising, it shall deliver to Collateral Agent a completed Pledge Supplement, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

SECTION 5.        ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES;
                  ADDITIONAL GRANTORS.

         5.1 ACCESS; RIGHT OF INSPECTION. Collateral Agent and its representatives shall have access to all the books, correspondence and records of each Grantor, and the right to enter any premises of each Grantor and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein, in each case to the extent provided in and in accordance with Section 5.9 of the Credit Agreement.

         5.2      FURTHER ASSURANCES.

                  (a) Each Grantor agrees that from time to time, at the expense of such Grantor, it shall promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

                           (i)      file such financing or continuation
         statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices as may be necessary, or as Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

                           (ii) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending, including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State and the foreign counterparts of any of the foregoing; and

                           (iii) at Collateral Agent's request, appear in and defend any action or proceeding that may affect such Grantor's title to or Collateral Agent's security interest in all or any part of the Collateral.

                  (b) Each Grantor hereby authorizes Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements and amendments thereto in any jurisdictions and with any filing offices as Collateral Agent may determine, in its reasonable judgment, are necessary to perfect the security interest granted to Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Collateral Agent may determine, in its reasonable judgment, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Collateral Agent herein, including, without limitation, describing such property as "all assets" or "all personal property, whether now owned or hereafter acquired." Each Grantor shall furnish to Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in reasonable detail.

                  (c) Each Grantor hereby authorizes Collateral Agent to modify this Agreement after obtaining such Grantor's approval of or signature to such modification by amending Schedule 4.7 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

         5.3 ADDITIONAL GRANTORS. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an "ADDITIONAL GRANTOR") by executing a Counterpart Agreement. Upon delivery of any such counterpart agreement to Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Domestic Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto, regardless of whether any other Person becomes, fails to become or ceases to be a Grantor hereunder.

SECTION 6.        COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

         6.1 POWER OF ATTORNEY. Each Grantor hereby irrevocably appoints Collateral Agent (such appointment being coupled with an interest) as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Collateral Agent or otherwise, from time to time in Collateral Agent's discretion, to take the following actions:

                  (a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to Collateral Agent pursuant to the Credit Agreement;

                  (b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

                  (d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral;

                  (e) upon the occurrence and during the continuance of any Event of Default, to prepare and file any UCC financing statements against such Grantor as debtor;

                  (f) to prepare, sign and file for recordation in any intellectual property registry appropriate evidence of the Lien granted herein in the Intellectual Property in the name of such Grantor as assignor;

                  (g) upon the occurrence and during the continuance of any Event of Default, to take or cause to be taken all actions necessary to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent in its reasonable good faith judgment, any such payments made by Collateral Agent to become obligations of such Grantor to Collateral Agent, due and payable promptly upon demand; and

                  (h) upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes and to do, at Collateral Agent's option and such Grantor's expense, at any time or from time to time, all acts and things that Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

         6.2 NO DUTY ON THE PART OF COLLATERAL AGENT OR SECURED PARTIES. The powers conferred on Collateral Agent hereunder are solely to protect the interests of Secured Parties in the Collateral and shall not impose any duty upon Collateral Agent or any Secured Party to exercise any such powers. Collateral Agent and Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7.        REMEDIES.

         7.1      GENERALLY.

                  (a) If any Event of Default shall have occurred and be continuing, Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of

Collateral Agent on default under the UCC to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

                           (i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to Collateral Agent at a place to be designated by Collateral Agent that is reasonably convenient to both parties;

                           (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

                           (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Collateral Agent deems appropriate; and

                           (iv) without notice, except as specified below, under the UCC or as required by law, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times, at such price or prices and upon such other terms as Collateral Agent deems commercially reasonable.

                  (b) Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent any portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC; and Collateral Agent, as collateral agent for and representative of Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal, which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral, that have the reasonable capability of doing so or that match buyers and sellers of assets. Each Grantor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations,

Grantors shall be liable for the deficiency and the reasonable fees of any attorneys employed by Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Collateral Agent, that Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of Collateral Agent hereunder.

                  (c) Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

                  (d) Collateral Agent shall have no obligation to marshall any of the Collateral.

         7.2 APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, all proceeds received by Collateral Agent in respect of any sale, any collection from or other realization upon all or any part of the Collateral shall be applied in full or in part by Collateral Agent against the Secured Obligations in the following order of priority: first, to the payment of all reasonable costs and expenses of such sale, collection or other realization, including reasonable compensation to Collateral Agent and its agents and counsel, all other reasonable expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, all amounts for which Collateral Agent is entitled to indemnification hereunder (in its capacity as Collateral Agent and not as a Lender) and all advances made by Collateral Agent hereunder for the account of the applicable Grantor, and to the payment of all reasonable costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Lenders and the Lender Counterparties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of Grantors or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

         7.3 SALES ON CREDIT. If Collateral Agent sells any of the Collateral upon credit, the Secured Obligations will be credited only with payments actually made by purchaser and received by Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantors shall be credited with proceeds of the sale.

         7.4 DEPOSIT ACCOUNTS. If any Event of Default shall have occurred and be continuing, Collateral Agent may apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of Collateral Agent.

         7.5 INVESTMENT RELATED PROPERTY. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related

Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to Collateral Agent all such information as Collateral Agent may reasonably request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

         7.6      INTELLECTUAL PROPERTY.

                  (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuance of an Event of
Default:

                           (i) Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, Collateral Agent or otherwise, in Collateral Agent's sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of Collateral Agent, do any and all lawful acts and execute any and all documents required by Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify Collateral Agent as provided in Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all commercially reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement;

                           (ii) upon written demand from Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to Collateral Agent an absolute assignment of all of such Grantor's right, title and interest in and to the Intellectual Property and shall execute and deliver to Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement, and in the event of any assignment, conveyance or other transfer of any of the Trademarks included in the Collateral, the goodwill symbolized by any such Trademarks shall be included in such sale or transfer, and such Grantor shall supply to Collateral Agent or its designee such Grantor's manufacturing, advertising and distribution know-how and copies of records embodying such know-how, if any, relating to products and services theretofore sold under such Trademarks;

                           (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

                           (iv) Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done; and

                           (v) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.7 hereof; and Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

                  (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective and (iv) the Secured Obligations shall not have become immediately due and payable, then upon the written request of any Grantor, Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor's sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by Collateral Agent; provided, after giving effect to such reassignment, Collateral Agent's security interest granted pursuant hereto, as well as all other rights and remedies of Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any Liens granted by or on behalf of Collateral Agent and Secured Parties.

                  (c) Solely for the purpose of enabling Collateral Agent to exercise rights and remedies under this Section 7 and at such time as Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.

         7.7 CASH PROCEEDS. In addition to the rights of Collateral Agent specified in Section 4.3 with respect to payments of Receivables, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, "CASH PROCEEDS") shall be held by such Grantor in trust for Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, unless otherwise provided pursuant to Section 4.4.1(a)(ii), be turned over to Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to Collateral Agent, if required) and held by Collateral Agent in an account maintained under the sole dominion and control of the Collateral Agent. If an Event of Default shall have occurred and be continuing, any Cash Proceeds received by Collateral Agent (whether from a Grantor or otherwise), in the sole discretion of Collateral Agent, (A) may be held by Collateral Agent for the ratable benefit of Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter, may be applied by Collateral Agent against the Secured Obligations then due and owing.

SECTION 8.        COLLATERAL AGENT.

         Collateral Agent has been appointed to act as Collateral Agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided, Collateral Agent shall, after payment in full of all Obligations under the Credit Agreement and the other Credit Documents, exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of the holders of a majority of the aggregate notional amount (or, with respect to any Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedge Agreement) under all Hedge Agreements. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by Collateral Agent for the benefit of Lenders and Lender Counterparties in accordance with the terms of this Section. Collateral Agent may resign or be removed and a successor Collateral Agent may be appointed, all in accordance with Section 9.7(b) of the Credit Agreement. After any retiring or removed Collateral Agent's resignation or removal as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

SECTION 9.        CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

         This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate automatically hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination, Collateral Agent shall, at Grantors' expense, execute and deliver to Grantors such instruments and documents as Grantors shall reasonably request to evidence such termination.

SECTION 10.       STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

         The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder and as otherwise required by law, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession, if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property. Neither Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by each Grantor under
Section 10.2 of the Credit Agreement.

SECTION 11.       MISCELLANEOUS.

         Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Credit Agreement. No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of Collateral Agent and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Credit Documents embody the entire agreement and understanding between Grantors and Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS).

         IN WITNESS WHEREOF, each Grantor and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                        KROLL INC.

                                        By: __________________________
                                            Name:
                                            Title:

                                        CORPLEX, INC.
                                        CRUCIBLE, INC.
                                        FINANCIAL RESEARCH, INC.
                                        INPHOTO SURVEILLANCE, INC.
                                        KCMS, INC.
                                        KROLL ASSOCIATES, INC.
                                        KROLL BACKGROUND AMERICA, INC.
                                        KROLL CRISIS MANAGEMENT GROUP, INC.
                                        KROLL ELECTRONIC RECOVERY, INC.
                                        KROLL HOLDINGS, INC.
                                        KROLL LABORATORY SPECIALISTS, INC.
                                        KROLL LINDQUIST AVEY, INC.
                                        KROLL ONTRACK, INC.
                                        KROLL SCHIFF & ASSOCIATES, INC.
                                        LABORATORY SPECIALISTS OF AMERICA, INC.
                                        L.A.M.B. ACQUISITION, INC.
                                        MIJENIX CORPORATION
                                        ONTRACK DATA RECOVERY, INC.
                                        U.S. HOLDING, INC.
                                        ZOLFO COOPER LLC
                                        ZOLFO COOPER HOLDINGS, INC.


                                        By: __________________________
                                        Name:
                                        Title:

                                        GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                        as Collateral Agent

                                        By: __________________________
                                            Name:
                                            Title: